UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

September 27, 2006
(Date of earliest event reported)

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Harsco Corporation
(Exact name of registrant as specified in its charter)

DE	1-3970	23-1483991
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)

350 Poplar Church Road, Camp Hill, PA	17011
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code 717-763-7064

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On September 27, 2006, the Board of Directors (the “Board”) of Harsco Corporation (the “Company”) approved amendments to the Company’s performance-based restricted stock unit program, a long-term incentive plan under the Company’s 1995 Executive Incentive Compensation Plan, as amended and restated. The amendments were the result of a review of the program by the Company’s compensation consultants. The revisions include a change in the vesting schedule for the restricted stock units from three-year cliff vesting to pro rata vesting over three years, and the reduction of the specified retirement age, upon which restricted stock units vest, from age 65 to age 62. The revisions apply to future grants only. The Board also requested that a more detailed review of the restricted stock program be completed in order to determine whether the current structure is appropriately aligned with the Company’s long-term compensation goals.

A copy of the revised form Restricted Stock Units Agreement is attached hereto and incorporated by reference herein as Exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits

Exhibit 10.1 - Revised form Restricted Stock Units Agreement

Exhibit Index

Exhibit 10.1 - Revised form Restricted Stock Units Agreement

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARSCO CORPORATION (Registrant)

DATE September 29, 2006	By:	/s/ Salvatore D. Fazzolari
Salvatore D. Fazzolari
President, Chief Financial Officer and Treasurer